Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2012 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--January 31, 2013--Ultratech, Inc. (Nasdaq: UTEK), a leading supplier of lithography and laser-processing systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month and one-year periods ended December 31, 2012.

For the fourth quarter of fiscal 2012, Ultratech reported net sales of $65.6 million as compared to $56.1 million during the fourth quarter of fiscal 2011. Ultratech's net income for the fourth quarter of 2012 was $13.4 million, or $0.48 per share (diluted), as compared to net income of $11.2 million, or $0.42 per share (diluted), for the same quarter last year.

Ultratech's net sales for the year ended December 31, 2012 were $234.8 million, as compared to $212.3 million for fiscal 2011. Ultratech posted net income for the year ended December 31, 2012 of $47.2 million, or $1.70 (diluted), as compared to net income of $39.2 million or $1.47 per share (diluted), in fiscal 2011.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Ultratech completed 2012 with positive momentum financially and operationally. We again achieved record quarterly levels of net sales and net income. Due to our strong balance sheet and financial success, over the course of 2012, we made key acquisitions and introduced exciting new products that bolster our position in existing markets and expand our addressable markets. Through the acquisitions of Cambridge Nanotech’s atomic layer deposition solutions and IBM’s patents for packaging, we have extended our market reach and solidified our technology leadership. With the introduction of four new laser processing products - LSA101LP, LSA101HP, LSA201LP, and LSA201HP - and our Superfast 3G CGS Inspection System, we have leveraged our existing technology to broaden our product portfolio and enter new and exciting markets.”

“In 2013 we look forward to building upon this momentum as we ramp sales of our new products, expand our leadership position and continue to deliver strong financial performance and value to our shareholders. We believe these objectives are achievable with the dedication and loyalty of our employees and customers worldwide," Zafiropoulo concluded.

At December 31, 2012, Ultratech had $302.5 million in cash, cash equivalents and short-term investments. Working capital was $349.5 million and stockholders' equity was $13.85 per share based on 27,092,242 total shares outstanding as of December 31, 2012.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, January 31, 2013. To listen to the call, dial 877/941-2068 (toll free) or 480/629-9712 (international) 10 minutes prior to the start time. The passcode is 4590211. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 800/406-7325 and entering access code: 4590211. The replay will be available until February 7, 2013.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "thinks," "intends," "will," "could," "believes," "poised," "estimates," "continues," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company's served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain key personnel; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended September 29, 2012. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore's Law for 32-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total net sales*	$65,591	$56,061	$234,825	$212,333

Cost of sales:
Cost of products sold	24,925	22,954	89,750	86,967
Cost of services	3,464	3,370	13,265	15,041
Total cost of sales	28,389	26,324	103,015	102,008
Gross profit	37,202	29,737	131,810	110,325
Operating expenses:
Research, development and engineering	7,805	5,784	30,085	23,616
Selling, general, and administrative	12,389	10,388	45,327	42,689
Operating income	17,008	13,565	56,398	44,020
Interest income (expense)	11	(5)	5	(21)
Interest and other (expense) income, net	358	121	566	161

Income before income taxes	17,377	13,681	56,969	44,160
Provision for income taxes	4,003	2,510	9,782	4,930
Net income	$13,374	$11,171	$47,187	$39,230
Earnings per share - basic:
Net income	$0.49	$0.43	$1.76	$1.51
Number of shares used in per share calculations - basic	27,343	26,223	26,881	25,915

Earnings per share - diluted:
Net income	$0.48	$0.42	$1.70	$1.47
Number of shares used in per share calculations - diluted	27,989	26,819	27,705	26,778

* Systems sales	$53,374	$47,489	$191,850	$174,678
Parts sales	7,467	3,313	23,861	16,860
Service sales	4,750	4,874	17,811	19,660
License sales	-	385	1,303	1,135
Total sales	$65,591	$56,061	$234,825	$212,333

ULTRATECH, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands )	December 31, 2012	December 31, 2011*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$302,508	$227,947
Accounts receivable	42,464	56,506
Inventories, net	46,794	41,285
Prepaid expenses and other current assets	8,305	6,848
Total current assets	400,071	332,586

Equipment and leasehold improvements, net	19,801	16,009
Intangibles assets, net	12,282	452
Other assets	4,832	4,401

Total assets	$436,986	$353,448

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$1,000
Accounts payable	17,741	10,980
Deferred product and service income	16,964	14,953
Other current liabilities	14,860	22,373
Total current liabilities	50,565	49,306

Other liabilities	11,235	8,113

Stockholders' equity	375,186	296,029

Total liabilities and stockholders' equity	$436,986	$353,448

* The balance sheet as of December 31, 2011 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Agency:
The Blueshirt Group
Suzanne Craig, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Friedman, 415-217-4964
melanie@blueshirtgroup.com